THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT OF SAID ACT AND ANY STATE SECURITIES LAWS.

DATE:  EFFECTIVE AS OF DECEMBER 31, 2000                                $939,261

                               BOOKTECH.COM, INC.

                                 PROMISSORY NOTE

     booktech.com, inc., a Nevada corporation (the "Company"), for value received, promises to pay to Verus Investments Holdings, Inc. (the "Lender"), the principal sum of $939,261, in lawful money of the United States of America and in immediately available funds, plus simple interest of 8% per annum on the principal amount hereof as provided below. All principal and accrued interest shall be due and payable on December 31, 2001 (whether by acceleration or otherwise). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1. DEFINITIONS. Unless the context indicates otherwise, capitalized terms used herein shall have the meanings given them in the Loan Agreement (defined below), provided that the following terms used herein shall have the following meanings:

     1.1 "Loan Agreement" means the Loan Agreement dated as of December 31, 2000 between the Lender and the Company.

     1.2 "Noteholder," "holder," or similar terms, when the context refers to a holder of a Note, means any person who shall at the time be the holder of this Note.

2. PREPAYMENT. The principal amount of this Note and any accrued interest thereon may be prepaid in whole or in installments by the Company prior to maturity without penalty.

3. SUBORDINATION. The indebtedness represented by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company's indebtedness for money borrowed from insured banks, licensed insurance companies, lenders approved pursuant to Section 2.10 of the Loan Agreement, or other third-party commercial lending institutions regularly engaged in the business of lending money.

4. LEGAL RATE ADJUSTMENT. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum

Rate.

5. INDEMNIFICATION. The Company shall defend, indemnify and hold harmless the Lender and its officers, directors, employees and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any person in connection with the transactions contemplated by this Note, and (b) all losses or expenses in any way suffered, incurred, or paid by the Lender as a result of or in any way arising out of, following, or consequential to transactions between the Lender and the Company under this Note or otherwise (including without limitation reasonable attorneys' fees and expenses), expect for losses caused solely by the Lender's gross negligence or willful misconduct.

6. LOAN AGREEMENT. This Note is the Note referred to in the Loan Agreement and is entitled to all the benefits provided therein. Reference is made to said Loan Agreement for the representation and warranties of the Company, the covenants, the Events of Default and the rights of acceleration of the maturity of the Note upon an Event of Default, as well as the miscellaneous provisions of Article 6 of the Loan Agreement, all of which are incorporated herein by reference.

7. GOVERNING LAW. This Note shall be governed in all respects by the laws of the State of New York, without regard to its internal conflict of laws rules.



                                         BOOKTECH.COM, INC.


                                         By: /S/ TED BERNHARDT
                                             -----------------------
                                             Ted Bernhardt
                                             Chief Financial Officer







                                       2